Exhibit T3A.37

Brønnøysund Register Centre

Company certificate

Organization No:	913 852 508

Name/company	LOCK TOPCO AS

Business address:	Lysaker torg 8
1366 Lysaker

Brønnøysund Register Centre

21.01.2025

Brønnøysund Register Centre

Postal address: 8910 Brønnøysund

Phones: Information Phone 75 00 75 00 Fax 75 00 75 05

Email: firmapost@brreg.no Internet: www.brreg.no

Organization number: 974 760 673

Brønnøysund Register Centre	Company

Organization number:	913 852 508

Organizational form:	Limited company

Date of Foundation:	01.07.2014

Registered in The Register of Business Enterprises:	04.07.2014

Enterprise Name:	LOCK TOPCO AS

Business address:	Lysaker torg 8
Municipality:	1366 Lysaker
3201 Bærum

Country:	Norway

Postal address:	PO Box 283 Skøyen 0213 OSLO

Share capital NOK:	112 053 869,07

Board of Directors:	Steinar Nielsen	Representative of the A
Chairman of the Board:	VerftsgatalE	shareholders
7042 TRONDHEIM

Board Member:	Knut Michael Benjamin Asplund
Njål Foss Stene
Julie Marthinsen
Erik Niklas Lundquist

Signature:	Two board members jointly.

Auditor:	Approved Audit Company
Organization number 980 211 282
DELOITTE AS
Dronning Eufemias gate 14
0191 OSLO

Statutory purpose:	Indirect investments in the purchase of leading European foreign and self-income companies.

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